FOR IMMEDIATE RELEASE:                      CONTACT:          Dwayne Powell, CEO
                                                                    870-802-1700

           POCAHONTAS BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Jonesboro, Arkansas, April 28, 2004, Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced earnings for the second quarter of the fiscal year ending September 30, 2004. Net income was $1.4 million for the quarter ended March 31, 2004, compared to net income of $1.0 million for the quarter ended March 31, 2003, an increase of $0.4 million or 40.0%. Basic earnings per share was $0.32 and diluted earnings per share was $0.31 compared to basic and diluted earnings per share of $0.24 for the same period last year. During the quarter ended March 31, 2004, the Company sold its Strawberry, Arkansas operations resulting in a gain of $139,000.

Net interest income before provision for loan loss for the quarter ended March 31, 2004 was $5.0 million compared to $4.4 million for the quarter ended March 31, 2003, an increase of $0.6 million or 13.6%. The increase was primarily due to a decrease in interest expense of $0.7 million or 14.6% offset by a decrease in interest income of $0.1 million or 1.1%. The Company's net interest rate spread was 3.18% for the quarter ended March 31, 2004 compared to 3.04% for the quarter ended March 31, 2003. Net interest margin was 3.09% for the quarter ended March 31, 2004 compared to 2.95% for the quarter ended March 31, 2003. Both the yield on average interest earning assets and the cost on average interest bearing liabilities for the quarter ended March 31, 2004 decreased when compared to the rates for the same period last year. The decrease in the cost on average interest bearing liabilities decreased 68 basis points while the yield on average interest earning assets decreased 54 basis points, resulting in the increase in net interest income for the quarter ended March 31, 2004.

Provision for loan losses for the quarter ended March 31, 2004 was $0.3 million compared to $0.1 million for the quarter ended March 31, 2003, an increase of $0.2 million. Management has a policy of periodically reviewing the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended March 31, 2004 and 2003 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio. Management believes that it has appropriately identified all problem loans included in the Company's loan portfolio and has either charged-off or provided an appropriate valuation allowance based on its estimates of collectability and credit quality of such loans. Based on presently available information, management believes that the current allowance for loan losses is adequate; however, changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased to $1.6 million for the quarter ended March 31, 2004 compared to $1.7 million for the quarter ended March 31, 2003, a decrease of $0.1 million or 5.9%. The decrease in non-interest income was due to a $0.2 million decrease in both fee income and gain on the sale of loans, partially offset by a $0.2 million increase in net trading gains and a $0.1 million gain on the sale of the company's branch located in Strawberry, Arkansas during the quarter ended March 31, 2004, compared to the quarter ended March 31, 2003. A subdued refinancing environment during the quarter ended March 31, 2004 resulted in a decreased number of loans sold and therefore a lower gain on sale of loans.

Total operating expenses were $4.1 million for the quarter ended March 31, 2004, compared to $4.3 million for the quarter ended March 31, 2003, a decrease of $0.2 million or 4.7%. The decrease in operating expense was primarily the result of management's ongoing efforts to monitor expenses and increase efficiency.

Net income for the six month period ended March 31, 2004 was $2.8 million, compared to net income of $2.2 million for the six month period ended March 31, 2003, an increase of $0.6 million or 27.3%. Basic earnings per share was $0.62 and diluted earnings per share was $0.61 compared to basic earnings per share of $0.53 and diluted earnings per share of $0.52 for the same period last year. During the quarter ended March 31, 2004, the Company sold its Strawberry, Arkansas operations resulting in a gain of $139,000.

Net interest income before provision for loan loss for the six month period ended March 31, 2004 was $10.0 million compared to $8.8 million for the six month period ended March 31, 2003, an increase of $1.2 million or 13.6%. The increase was primarily due to a decrease in interest income of $0.3 million or 1.6% and a decrease in interest expense of $0.9 million or 9.5%. The Company's net interest rate spread was 3.10% for the six month period ended March 31, 2004 compared to 3.21% for the six month period ended March 31, 2003. Net interest margin was 3.01% for the quarter ended March 31, 2004 compared to 3.10% for the quarter ended March 31, 2003. Both the yield on average interest earning assets and the cost on average interest bearing liabilities for the six month period ended March 31, 2004 decreased when compared to the rates for the same period last year.

Provision for loan losses for the six month period ended March 31, 2004 was $0.5 million compared to $0.8 million for the six month period ended March 31, 2003, a decrease of $0.3 million or 37.5%. Management has a policy of periodically reviewing the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the six month period ended March 31, 2004 and 2003 reflect management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio. Management believes that it has appropriately identified all problem loans included in their loan portfolio and has either charged-off or provided an appropriate valuation allowance based on its estimates of collectability and credit quality of such loans. Based on presently available information, management believes that the current allowance for loan losses is adequate; however, changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased to $2.9 million for the six month period ended March 31, 2004 compared to $4.3 million for the six month period ended March 31, 2003, a decrease of $1.4 million or 32.6%. The decrease in non-interest income was primarily due to the $0.4 million or 80.0% decrease in the gain on the sale of branches to $0.1 million for the six month period ended March 31, 2004 from $0.5 million the six month period ended March 31, 2003 and a decrease of $1.0 million or 72.7% in the gain on sale of loans for the six month period ended March 31, 2004 to $0.3 million from $1.1 million for the six month period ended March 31, 2003. The $1.6 million gain on sale of loans for the six months ended March 31, 2003 included the sale of a loan package that provided $0.6 million of the gain on sale of loans which in addition to a subdued refinancing environment during the six months ended March 31, 2004 resulted in a decreased number of loans sold and therefore a lower gain on sale of loans.

Total operating expenses were $8.2 million for the six month period ended March 31, 2004, compared to $8.8 million for the six month period ended March 31, 2003, a decrease of $0.6 million or 6.8%. Compensation expense decreased by $0.2 million due to the recognition of additional expense in 2003 related to a deferred compensation agreement entered into with a retiring officer of the Company during the six month period ended March 31, 2003. The decrease in advertising expenses during the six month period ended March 31, 2004 was the result of the Company handling the advertising campaign internally compared to outsourcing to an advertising firm during the six month period ended March 31, 2003. Also, the decrease in operating expense was the result of management's ongoing efforts to monitor expenses and increase efficiency.

Total assets decreased to $731.0 million at March 31, 2004 from $763.5 million at September 30, 2003, a decrease of $32.5 million or 4.3%. The decrease was primarily the result of the sale and call of $49.4 million of securities, and principal payments and maturities of $30.1 million in securities, which was partly offset by $37.9 million in securities purchases, resulting in a net decrease in investment securities of $38.1 million or 13.0%. The yield on average interest earning assets at March 31, 2004 was 5.59% compared to 6.05 % at September 30, 2003.

Total loans receivable decreased to $381.9 million at March 31, 2004 from $389.0 million at September 30, 2003, a decrease of $7.1 million or 1.8%. During the six-month period ended March 31, 2004, the Company sold $11.4 million of loans held for sale. Total nonperforming loans increased to $5.9 million at March 31, 2004 from $5.6 million at September 30, 2003, an increase of $0.3 million or 5.4%.

Total deposits decreased to $537.8 million at March 31, 2004 from $586.1 million at September 30, 2003, a decrease of $48.3 million or 8.2%. The decrease in deposits was partially the result of a $12.7 million decrease from the sale of the Company's branch located in Strawberry, Arkansas

Total Federal Home Loan Bank advances increased $13.3 million or 13.2% to $114.0 million at March 31, 2004 from $100.7 million at September 30, 2003. The Company used low rate advances to offset the decrease in deposits, fund investment purchases and loan disbursements.

Pocahontas Bancorp, Inc. is a unitary thrift holding company, which owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 20 offices located primarily in Northeast Arkansas. Pocahontas Bancorp's common stock is traded on the NASDAQ National Market under the symbol PFSL.


POCAHONTAS BANCORP, INC

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
-----------------------------------------------------------------------------------------------------------------

                                                                            March 31,          September 30,
                                                                              2004                  2003
ASSETS

Cash                                                                      $ 37,769,558         $  22,020,489
Cash surrender value of life insurance                                       7,587,714             7,340,618
Securities held-to-maturity, at amortized cost                               3,083,934             5,403,862
Securities available-for-sale, at fair value                               255,542,771           293,569,266
Trading securities, at fair value                                            2,019,506             1,497,252
Loans receivable, net                                                      381,302,374           385,872,017
Loans receivable held for sale                                                 581,980             3,130,238
Accrued interest receivable                                                  3,789,194             5,161,006
Premises and equipment, net                                                 13,703,637            13,998,751
Federal Home Loan Bank Stock, at cost                                        6,155,400             5,583,700
Goodwill                                                                     8,847,572             8,847,572
Core deposit premiums, net                                                   6,783,359             7,880,406
Other assets                                                                 3,808,946             3,182,703
                                                                         -------------         -------------
TOTAL ASSETS                                                             $ 730,975,945         $ 763,487,880
                                                                         =============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits                                                               $ 537,805,490         $ 586,092,147
  Federal Home Loan Bank advances                                          114,017,033           100,693,629
  Deferred compensation                                                      2,556,750             2,885,238
  Accrued expenses and other liabilties                                      4,150,193             3,899,149
  Trust preferred securities                                                16,931,533            16,921,150
                                                                         -------------         -------------
            Total liabilities                                              675,460,999           710,491,313


STOCKHOLDERS' EQUITY:
  Common stock                                                                  75,130                74,970
  Additional paid-in capital                                                56,677,270            56,533,430
  Unearned ESOP Shares                                                      (1,100,167)             (538,121)
  Accumulated other comprehensive income                                     1,767,624               899,339
  Retained earnings                                                         22,267,289            20,199,149
                                                                         -------------         -------------
                                                                            79,687,146            77,168,767
Less treasury stock, at cost                                               (24,172,200)          (24,172,200)
                                                                         -------------         -------------
            Total stockholders' equity                                      55,514,946            52,996,567
                                                                         -------------         -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 730,975,945         $ 763,487,880
                                                                         =============         =============


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------

                                                      Three Months Ended                   Six Months Ended
                                                           March 31                            March 31
                                                     2004             2003              2004              2003
INTEREST INCOME:
  Loans receivable                                $ 5,946,192      $ 6,675,796       $ 12,159,899      $ 13,657,328
  Investment securities                             3,196,538        2,557,352          6,436,348         4,622,122
                                                  -----------      -----------       ------------      ------------
            Total interest income                   9,142,730        9,233,148         18,596,247        18,279,450

INTEREST EXPENSE:
  Deposits                                          2,964,550        4,226,693          6,407,451         8,201,269
  Borrowed funds                                      826,328          259,451          1,544,372           582,591
  Trust preferred securities                          315,375          318,402            629,569           656,808
                                                  -----------      -----------       ------------      ------------
            Total interest expense                  4,106,253        4,804,546          8,581,392         9,440,668

NET INTEREST INCOME                                 5,036,477        4,428,602         10,014,855         8,838,782

PROVISION FOR LOAN LOSSES                             350,000          100,000            500,000           845,000
                                                  -----------      -----------       ------------      ------------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                         4,686,477        4,328,602          9,514,855         7,993,782

OTHER INCOME:
  Fees and service charges                            745,435          942,916          1,535,957         1,877,426
  Gain on sale of loans                               252,340          513,731            602,421         1,641,575
  Gain on sale of securities                           52,458              232             39,535             5,728
  Trading gains, net                                  287,231           48,000            440,453            87,400
  Gain on sale of branches                            139,334                -            139,334           513,595
  Other                                               129,720          172,449            221,984           222,387
                                                  -----------      -----------       ------------      ------------
            Total other income                      1,606,518        1,677,328          2,979,684         4,348,111
                                                  -----------      -----------       ------------      ------------
OPERATING EXPENSE:
  Compensation and benefits                         2,359,192        2,415,659          4,771,207         5,008,595
  Occupancy and equipment                             723,091          634,761          1,451,849         1,253,483
  Insurance premiums                                   92,894           87,929            163,280           150,717
  Professional fees                                   240,268          277,019            468,707           547,746
  Data processing                                     172,209          181,956            338,702           361,336
  Advertising and donations                            71,674          110,644            142,041           281,697
  Office supplies                                      50,996           88,152            120,871           162,796
  REO and other repossessed assets                    112,875          153,038            177,665           274,574
  Other                                               290,836          375,246            611,831           736,335
                                                  -----------      -----------       ------------      ------------
            Total operating expense                 4,114,035        4,324,404          8,246,153         8,777,279
                                                  -----------      -----------       ------------      ------------

INCOME  BEFORE INCOME TAXES                         2,178,960        1,681,526          4,248,386         3,564,614
INCOME TAXES                                          747,069          657,257          1,451,000         1,327,257
                                                  -----------      -----------       ------------      ------------
NET INCOME                                        $ 1,431,891      $ 1,024,269       $  2,797,386      $  2,237,357



                                                                     (Continued)


POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)
------------------------------------------------------------------------------------------------------------------------------------

                                                      Three Months Ended                   Six Months Ended
                                                           March 31                            March 31
                                                     2004             2003              2004              2003

OTHER COMPREHENSIVE INCOME (LOSS),
 NET OF TAX:
 Unrealized holding gain (loss) on securities
   arising during the period                      $ 1,582,539      $   (36,842)      $    894,378      $     167,827

 Reclassification adjustment for (gains)/losses
   included in net income                         $   (34,622)     $      (153)      $    (26,093)     $      (3,780)

             Other comprehensive income (loss)    $ 1,547,917      $   (36,995)      $    868,285      $     164,047

COMPREHENSIVE INCOME                              $ 2,979,808      $   987,274       $  3,665,671      $   2,401,404

EARNINGS PER SHARE:
  Basic earnings per share                        $      0.32      $      0.24       $       0.62      $        0.53

  Diluted earnings per share                      $      0.31      $      0.24       $       0.61      $        0.52
